faxed 3/9/5

PROMISSORY NOTE

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION STATEMENT IS NOT REQUIRED UNDER THE SECURITIES ACT AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER OR UNDER APPLICABLE STATE SECURITIES LAWS.

March 8, 2005 $ 100,000.00

AZUR INTERNATIONAL, INC., INC.

Promissory Note
Due [ ]

AZUR INTERNATIONAL, INC., a Nevada corporation (along with its subsidiaries, the "Company"), promises to pay to **[Stepping Stones Partners, LP]** or its permitted assigns (the "Lender" or "Holder"), the principal sum of **One Hundred Thousand USD** ($ **100,000.00**) Six (6) months after the date of the execution of this Note (the "Maturity Date"), together with accrued interest thereon.

Pursuant to this promissory note (the "Note"), the Holder is hereby funding **$100,000.00** (the "Loan") in immediately available funds to the Company on the date of execution hereof.

Interest on the principal amount of this Note shall accrue at the rate of twelve percent (12 %) per annum from the original date of issuance of this Note. Interest accrued on the outstanding principal balance of this Note shall be payable in cash or other immediately available funds to the Holder monthly in arrears, with the first interest payment to be made on the date of the execution of this Note and with each subsequent interest payment due on the like date of each consecutive month thereafter. Any amount of principal or interest on this Note, which is not paid when due shall bear additional interest at the rate of five percent (5.0%) per annum ("Default Interest"). Any unpaid interest accrued on the outstanding principal balance of this Note shall be payable in cash or other immediately available funds to the Holder upon the earlier of (i) the Maturity Date, or (ii) upon acceleration of all amounts due and owing hereunder in accordance with the terms hereinafter set forth. Interest will be computed on the basis of a 360-day year. All payments shall be made at such address as the Holder shall hereafter give to the Company by written notice made in accordance with the provisions of this Note. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a business day, the same shall instead be due on the next succeeding day

which is a business day and, in the case of any interest payment date which is not the date on which this Note is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of interest due on such date. As used in this Note, the term "business day" shall mean any day other than a Saturday, Sunday or a day on which commercial banks are authorized or required by law or executive order to remain closed. This Note shall be secured pursuant to the terms of that certain Security Agreement by and between the Company and the Holder of even date herewith.

1. Financing Fee. As consideration for the Loan, Borrower agrees to pay Lender TWENTY THOUSAND RESTRICTED COMMON SHARES as a financing fee payable for each $100,000 portions loaned to the Company. For example, if the loan amount is $300,000, the Company shall issue 60,000 Common Shares within Ten (10) Days after the loan is funded by the Lender.

2. Prepayment of Note. This Note may be prepaid in whole or in part at any time without penalty or premium. At such time as the Note is paid by the Borrower in full as to Principal and any accrued interest, the Lender shall surrender this Note to the Borrower for cancellation after payment.

3. Legend pursuant to the Securities Act. This Note is being issued pursuant to an exemption from registration under the Securities Act and the rules and regulations promulgated thereunder.

(a) The certificates representing the Common Stock issued pursuant to this Note shall bear a legend substantially similar to the following:

> "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act") or under any applicable state securities law, and may not be offered or sold except (1) pursuant to an effective registration statement under the Act or (2) upon the delivery by the holder to the Company of an opinion of counsel reasonably satisfactory to the Company that an exemption from registration under such Act is available."

4. Events of Default. The occurrence of any one or more of the following shall constitute an "Event of Default" hereunder:

(a) nonpayment by the Company of any portion of the principal or interest due under any Note or to any holder of the Company's indebtedness for borrowed money as and when due;

(b) default in the payment of any other fees, costs or expenses required to be paid by the Company under this Note;

(c) default in the performance, or breach, of any covenant or agreement of the Company in this Note (other than a covenant or agreement a default in whose performance or whose

breach is elsewhere in this Section specifically dealt with), and the continuance of such default or breach for a period of ten (10) calendar days after there has been given to the Company a written notice specifying such default or breach and requiring it to be remedied;

(d) any representation or warranty in this Note in any other certificate, agreement, instrument, or statement contemplated by or made or delivered pursuant to or in connection with this Note, shall prove to have been incorrect in any material respect when made;

(e) the rendering against the Company of a final judgment, decree or order for the payment of money in excess of $100,000 (unless the payment of such judgment in excess of $100,000 is fully insured or bonded) and the continuance of such judgment, decree or order unsatisfied and in effect for any period of thirty (30) consecutive days without a stay of execution;

(f) the Company (i) suspending or discontinuing its business, (ii) making an assignment for the benefit of creditors, (iii) generally not paying its debts as such they become due, (iv) admitting in writing an inability to pay its debts as they become due, (v) filing a voluntary petition in bankruptcy or having a petition in bankruptcy filed against it, (vi) becoming insolvent, (vii) filing any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment of its debts or for liquidation, dissolution or other similar relief, (viii) petitioning or applying to any court for any receiver, custodian, or trustee for all or substantially all of its assets or be the subject of any such proceeding filed against it, (ix) filing an answer admitting or not contesting the material allegations of any such petition filed against it or any order, judgment, or decree approving such petition in any such proceeding, (x) seeking, approving, consenting to, or acquiescing in any such proceeding for the appointment of any such trustee, receiver, custodian, liquidator or agent for it or any substantial part of its property or if an order is entered appointing any such trustee, receiver, custodian, liquidator or agent, or (xi) taking any formal action for the purpose of effectuating any of the foregoing;

(g) an order for relief being entered under the United States bankruptcy laws or if any other decree or order is entered by a court having jurisdiction (i) adjudging the Company bankrupt or insolvent, (ii) approving as properly filed a petition seeking reorganization, liquidation, arrangement, adjustment or composition of the Company or its property under the United States bankruptcy laws or any other applicable federal or state law, (iii) appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for the Company or for any substantial part of the Company's property or (iv) ordering the winding up or liquidation of the affairs of the Company;

(h) any judgment or decree of $100,000 or more against the Company remaining unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of ten (10) days;

5. **Piggy Back Registration Rights**. If at any time or from time to time, Company shall decide to register any of its common stock, either for its own account or the account of a security holder or holders, in a registration statement covering the sale of Company's common stock under the Securities Act of 1933, as amended, the Company will: (1) promptly give Holder written notice thereof; and (2) include in such registration statement (and any related qualification under blue sky

laws) all the Common Stock, as received pursuant to this Note, and specified in a written request to the Company, made within 15 days after receipt of such written notice from Company.

6. **Exchange Privilege.** Subject to the provisions of the last paragraph of this Section, the Holder at its option may surrender this Note for exchange at the principal office of the Company and, without expense (except for any stamp tax or other governmental charge with respect to any transfer involved therein), receive in exchange therefor notes, in denominations designated by the Holder and payable to such person or persons as may be designated by such Holder and for the same aggregate principal amount as the then unpaid principal balance of this Note. Every instrument made and delivered in exchange for this Note shall in all other respects be in the same form and have the same terms, on a pro rata basis, as this Note.

7. **Use of Proceeds.** The Company shall use the proceeds obtained from the sale of this Note (the "Proceeds") solely for the business and operations of the Company.

8. **Entire Agreement; Amendment; Waiver.** This Note, together with any attached schedules, exhibits and other documents delivered pursuant hereto, constitutes the entire agreement of the parties and supersedes all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof. This Note may not be modified, amended, supplemented, canceled or discharged, except by written instrument executed by the Company and the Holder. No failure to exercise, and no delay in exercising, any right, power or privilege under this Note shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege. No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the Company and the Holder. No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts.

9. **Representations of the Company.** The Company represents and warrants to Holder as follows:

(a) The execution and delivery of this Note and the performance by the Company of its obligations hereunder have been duly authorized by all necessary corporate action on part of the Company in accordance with its Bylaws and Certificate of Incorporation.

(b) This Note has been duly executed and delivered by the Company and constitutes the legal, valid, binding and enforceable obligation of the Company, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies or by other equitable principles of general application.

(c) Upon issuance of the Shares thereof in accordance with the terms hereof all of the Shares will, upon issuance, be duly authorized, validly issued and outstanding, fully paid and

non-assessable, and free from all taxes (with the exception of the income taxes of the Holder), liens and charges with respect to the issuance thereof.

(d) Except for filings under applicable state and federal securities laws, the Company has obtained all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations hereunder.

(e) There are no state statutes or other "anti-takeover" laws applicable to the Company, to the issuance of this Note by the Company, or to the issuance of the Shares upon

(f) There is no litigation pending, or, to the knowledge of the Company, threatened, against the Company which, if adversely decided or resolved, would have a Material Adverse Effect, as defined in the Purchase Agreement.

10. Miscellaneous.

(a) Usury. Nothing herein contained, nor any transaction related hereto, shall be construed or so operate as to require the Company to pay interest at a greater rate than is now lawful in such case to contract for, or to make any payment, or to do any act contrary to law. Should any interest or other charges paid by the Company, or parties liable for the payment of this Note, in connection with the loan evidenced by this Note, or any document delivered in connection with said loan, result in the computation or earning of interest in excess of the maximum legal rate of interest which is legally permitted by law, then any and all such excess of the maximum legal rate of interest which is legally permitted by law, then any and all such excess shall be and the same is hereby waived by the Holder hereof, and any and all such excess shall be automatically credited against and in reduction of the balance due under this Note, and the portion of said excess which exceeds the balance due under this Note shall be paid by the Holder to the Company.

(b) Ownership. The Holder shall be deemed to be the owner of this Note for all purposes, and the full payment of interest and principal under this Note to the Holder shall constitute the full and complete discharge of the Company for such purposes.

(c) Assignment. This agreement and the rights, obligations and duties of the Company hereunder shall not be assignable or otherwise transferable by Company. The Holder may, upon notice to Company, transfer or assign any or all of its rights and obligations under this Note, subject to the restrictions on transfer in the Securities Purchase Agreement.

(d) Modification. No term or provision contained herein may be modified, amended or waived except by written agreement or consent signed by the party to be bound thereby.

(e) Binding Effect and Benefit. This agreement shall inure to the benefit of, and shall be binding upon, the parties hereto, their heirs, executors, administrators, personal representatives, successors in interest and permitted assigns.

(f) Attorneys' Fees. In the event the Holder shall employ legal counsel to protect its rights hereunder or to enforce any term or provision hereof, such reasonable attorneys' fees and

other legal expenses shall be payable by Company to the Holder upon demand. The Company shall pay all fees and expenses of the Holder in connection with the negotiation and consummation of this Note.

(g) Further Assurances. Company agrees that from time to time hereafter, upon request, it will, at its sole expense, execute, acknowledge and deliver such other instruments and documents and take such further action as may be reasonably necessary to carry out the intent of this Note.

(h) Governing Law; Waiver of Jury Trial. THIS NOTE SHALL BE INTERPRETED, AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED, IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAW PROVISIONS) OF THE STATE OF FLORIDA. AS PART OF THE CONSIDERATION FOR NEW VALUE THIS DAY RECEIVED, THE COMPANY HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN MIAMI, FLORIDA. EACH OF THE COMPANY AND THE HOLDER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY SUIT OR PROCEEDING ARISING OUT OF OR RELATED TO THIS NOTE OR THE OTHER LOAN DOCUMENTS. THE COMPANY WAIVES ANY OBJECTION WHICH THE COMPANY MAY HAVE BASED ON LACK OF JURISDICTION OR IMPROPER VENUE OR FORUM NON CONVENIENS TO ANY SUIT OR PROCEEDING INSTITUTED BY THE HOLDER UNDER THIS NOTE OR THE OTHER LOAN DOCUMENTS IN ANY STATE OR FEDERAL COURT LOCATED IN MIAMI, FLORIDA AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF THE HOLDER TO BRING ANY ACTION OR PROCEEDING AGAINST THE COMPANY OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION WHICH HAS JURISDICTION OVER THE COMPANY OR ITS PROPERTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE HOLDER TO ENTER INTO THIS NOTE AND THE OTHER LOAN DOCUMENTS, MAKE THE LOANS AND EXTEND THE OTHER FINANCIAL ACCOMMODATIONS CONTEMPLATED HEREUNDER AND THEREUNDER.

(i) Incorporation by Reference. All exhibits and documents referred to in this agreement shall be deemed incorporated herein by any reference thereto as if fully set out.

(j) Counterparts. This agreement may be executed in one or more counterparts (all counterparts together reflecting the signature of all parties) each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

(k) Consent to Jurisdiction and Service of Process. Company hereby irrevocably (i) consents to the jurisdiction of the courts of the State of Florida and of any federal court located in Florida in connection with any action or proceeding arising out of or relating to this agreement, or any other document or exhibit relating hereto or delivered in connection therewith and (ii) consents that service of legal process in any such action or proceeding may be made in any manner permitted by the rules of practice and procedure applicable to such courts.

(l) Non-Cumulative Remedies. The enumeration of the Holder's rights and remedies set forth in this agreement is not intended to be exhaustive and the exercise by the Holder of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder, under any other agreement between the Company and the Holder or which may now or hereafter exist in law or in equity or by suit or otherwise. No delay or failure to take action on the part of the Holder in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default. No course of dealing between the Company and the Holder or the Holder's employees shall be effective to change, modify or discharge any provision of this agreement or to constitute a waiver of any Event of Default.

(m) Indemnification of the Holder. From and at all times after the date of this Note, and in addition to all of the Holder's other rights and remedies against the Company, the Company agrees to hold the Holder harmless from, and to indemnify the Holder against, all losses, damages, costs and expenses (including, but not limited to, attorneys' fees, costs and expenses) incurred by the Holder from and after the date hereof, whether direct, indirect or consequential, as a result of or arising from or relating to any suit, action or proceeding by any Person, whether threatened or initiated, asserting a claim for any legal or equitable remedy against any Person under any statute or regulation, including, but not limited to, any federal or state securities laws, or under any common law or equitable cause or otherwise, arising from or in connection with the negotiation, preparation, execution or performance of, this Note; provided, however, that the foregoing indemnification shall not protect Holder from loss, damage, cost or expense directly attributable to Holder's willful misconduct or gross negligence. All of the foregoing losses, damages, costs and expenses of the Holder shall be payable by the Company upon demand by the Holder.

(n) Survival of Agreements. All agreements, covenants, representations and warranties contained herein or made in writing by or on behalf of the Company in connection with the transactions contemplated hereby shall survive the execution and delivery of this Note.

(o) Headings and Captions. Subject headings and captions are included for convenience purposes only and shall not affect the interpretation of this agreement.

(p) Notice. All notices, requests, demands and other communications permitted or required hereunder shall be in writing, and either (i) delivered in person, (ii) sent by express mail or other overnight delivery service providing receipt of delivery, (iii) mailed by certified or registered mail, postage prepaid, return receipt requested or (iv) sent by telex, telegraph or other facsimile transmission as follows:

If to Company addressed or delivered in person to:

[NAME AND ADDRESS]
Attention:
Telephone:

Facsimile:

With a copy to:

[NAME AND ADDRESS]
Attention:
Telephone:
Facsimile:

If to the Holder, addressed or delivered in person to:

[NAME AND ADDRESS]	**Stepping Stones Partners, LP**
Attention:	**420 Lexington Avenue, Ste 860**
Telephone:	**New York, NY 10170**
Facsimile:	**ATTN: Daniel D. Hickey**
	Ph: 646-723-6262
With a copy to:	**fax: 212-433-1449**

[NAME AND ADDRESS]
Attention: **N/A**
Telephone:
Facsimile:

or to such other address as either party may designate by notice in accordance with this Section.

Any such notice or communication, if given or made by prepaid, registered or certified mail or by recorded express delivery, shall be deemed to have been made when actually received, but not later than three (3) business days after the same was properly posted or given to such express delivery service and if made properly by telex, telecopy or other facsimile transmission such notice or communication shall be deemed to have been made at the time of dispatch.

(q) Severability. If any portion of this agreement is held invalid, illegal or unenforceable, such determination shall not impair the enforceability of the remaining terms and provisions herein, which may remain effective, and to this end this agreement is declared to be severable.

(r) Time for Performance. Time is of the essence in this agreement.

(s) Waiver. No waiver of a default, breach or other violation of any provision of this agreement shall operate or be construed as a waiver of any subsequent default, breach or other violation or limit or restrict any right or remedy otherwise available. No delay or omission on the

part of the Holder to exercise any right or power arising by reason of a default shall impair any such right or power or prevent its exercise at any time during the continuance thereof.

(t) Gender and Pronouns. Throughout this agreement, the masculine shall include the feminine and neuter and the singular shall include the plural and vice versa as the context requires.

(u) Entire Agreement. This Note constitutes the entire agreement of the parties and supersede any and all other prior agreements, oral or written, with respect to the subject matter contained herein.

IN WITNESS WHEREOF, the Company has signed and sealed this Note on this 31st day of MARCH.

AZUR INTERNATIONAL, INC.
a Nevada Corporation

By: [signature]
Name: DON C. WINFREY
Title: PRESIDENT

RESOLUTION

OF THE BOARD OF DIRECTORS

OF

AZUR INTERNATIONAL, INC.

The following resolution was adopted at a Board of Directors meeting held on March 31, 2005.

RESOLVED, that the Corporation issue shares of stock of the Corporation with a Rule 144 restrictive legend as a financing fee for a loan made by shareholder pursuant to a promissory note dated March 8, 2005. The Corporation agrees to issue the shares to the shareholder as follows:

Shareholder	No. of Shares
Stepping Stones Partners, LP	20,000

Dated: March 31, 2005.

Albert J. Lazo   Secretary

Donald Winfrey   President

AZUR

INTERNATIONAL

April 4, 2005

Olde Monmouth Transfer Agents
Attn: Matt Trouster
200 Memorial Parkway
Atlantic Highlands, NJ 07716
Fax: 732.872.2728

Re: Issuance of Shares

Dear Mr. Matt Trouster,

Please issue the following shares:

Shareholder	Shares
Pittman Poe & Associates Inc.	9,333
Ulrich Ansin	3,777
Stepping Stones Partners, LP	20,000

These shares need to be sent overnight to:

Azur International, Inc.
101 NE 3rd Avenue Suite 1220
Ft. Lauderdale, FL 33301

Should you have any question or need further information please do not hesitate to call.

Regards,

Albert J. Lazo, Esq.

AZUR INTERNATIONAL

April 6, 2005

Stepping Stone Partners, LP
420 Lexington Avenue, Suite 860
New York, NY 10170
Attn: Mr. Daniel D. Hickey

Re: Certificate No. 1397

Dear Mr. Hickey,

Enclosed please find one shares certificate in the amount of 20,000 shares issued from Azur International, Inc. to Stepping Stone Partners, LP.

Please do not hesitate to contact me should you have any questions or concerns.

Regards,

Albert Lazo
Azur International, Inc.